Exhibit E

TABLES AND SUPPLEMENTARY INFORMATION

PUBLIC DEBT OF THE GOVERNMENT

A. DIRECT DEBT OF THE GOVERNMENT

Table I. Gross Internal Debt at December 31, 2025

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount	Amortization or Sinking Fund Provision
			(in billions of pesos)
Short-term Treasury Certificates (Cetes)	Floating	Various	Ps. 2,249.27	None
Fixed-Rate Bonds	Fixed	Various	5,458.14	None
Development Bonds (Bondes D)	Floating	Various	35.21	None
Development Bonds (Bondes F)	Floating	Various	1,939.68	None
Development Bonds (Bondes G)	Floating	Various	201.92	None
UDI-denominated Development Bonds (UDI bonds)	Fixed	Various	4,270.17	None
STRIPS of UDI bonds	Fixed	Various	10.25	None
Retirement Saving System Fund (Fondo de Ahorro/SAR)	Fixed	Various	228.25	None
Others(1)	Fixed	Various	242.47	None

Total Gross Internal Debt			Ps. 14,635.37

(1)

Includes Ps. 228.3 billion of liabilities associated with social security under the Ley del Instituto de Seguridad y Servicios Sociales de los Trabajadores del Estado (Law of the Institute for Social Security and Social Services of Government Workers). See “The Economy—Employment and Labor” in Exhibit D.

Table II. Net Internal Debt at December 31, 2025

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount
(in billions of pesos)
Total Gross Internal Debt			Ps. 14,635.37
Financial Assets			285.10

Total Net Internal Debt			Ps. 14,350.27

Table III. Funded External Debt at December 31, 2025

Bond Issues at December 31, 2025

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands)
Notes due 2031	8.3	Aug.2001	Aug.2031	USD	1,500,000	486,188	(3)
Notes due 2031	8.3	Dec.2001	Aug.2031	USD	1,000,000	324,125	(3)
Notes due 2031	8.3	Dec.2002	Aug.2031	USD	750,000	243,094	(3)
Notes due 2033	7.5	Apr.2003	Apr.2033	USD	1,000,000	251,862	(3)
Notes due 2033	7.5	Apr.2004	Apr.2033	USD	2,056,822	518,034	(3)
Notes due 2034	6.75	Sep.2004	Sep.2034	USD	1,500,000	596,334	(3)
Notes due 2034	6.75	Jan.2007	Sep.2034	USD	2,266,566	901,087	(3)
Notes due 2034	6.75	Sep.2007	Sep.2034	USD	500,000	198,778	(3)
Notes due 2040	6.055	Jan.2008	Jan.2040	USD	1,500,000	994,586
Notes due 2040	6.055	Sep.2009	Jan.2040	USD	750,000	497,293
Notes due 2040	6.055	Apr.2010	Jan.2040	USD	1,000,000	663,058
Notes due 2110	5.75	Oct.2010	Oct.2110	USD	1,000,000	1,000,000
Notes due 2040	6.055	Apr.2011	Jan.2040	USD	1,000,000	663,058
Notes due 2110	5.75	Aug.2011	Oct.2110	USD	1,000,000	1,000,000
Notes due 2110	5.75	Aug.2012	Oct.2110	USD	677,994	677,994
Notes due 2044	4.75	Mar.2012	Mar.2044	USD	2,000,000	1,664,854
Notes due 2044	4.75	Aug.2012	Mar.2044	USD	963,324	801,897	(3)
Notes due 2044	4.75	Jan.2013	Mar.2044	USD	1,500,000	1,248,641	(3)
Notes due 2045	5.55	Jan.2014	Jan.2045	USD	3,000,000	2,764,306
Notes due 2114	5.625	Mar.2014	Mar.2114	STG	1,000,000	1,000,000
Notes due 2029	3.625	Apr.2014	Apr.2029		€1,000,000	1,000,000
Notes due 2034	2.57	Jul.2014	Jul.2034		¥12,300,000	12,300,000
Notes due 2046	4.6	Jan.2015	Jan.2046	USD	3,000,000	2,344,948
Notes due 2045	3.0	Mar.2015	Mar.2045		€1,250,000	992,891
Notes due 2115	4.0	Apr.2015	Mar.2115		€1,500,000	1,500,000
Notes due 2031	3.375	Feb.2016	Feb.2031		€1,700,000	1,700,000	(3)
Notes due 2036	2.4	Jun.2016	Jun.2036		¥21,900,000	21,900,000
Notes due 2047	4.35	Aug.2016	Jan.2047	USD	2,000,000	1,259,927
Notes due 2027	4.15	Mar.2017	Mar.2027	USD	3,150,415	1,891,166	(3)
Notes due 2048	4.6	Oct.2017	Feb.2048	USD	1,880,000	1,385,756
Notes due 2048	4.6	Jan.2018	Feb.2048	USD	645,274	475,634
Notes due 2028	3.75	Jan.2018	Jan.2028	USD	2,555,196	1,609,838	(3)
Notes due 2028	1.75	Jan.2018	Apr.2028		€1,500,000	1,323,899	(3)
Notes due 2028	1.05	Apr.2018	Apr.2028		¥38,700,000	38,700,000
Notes due 2038	2.0	Apr.2018	Apr.2038		¥15,000,000	15,000,000
Notes due 2029	4.5	Jan.2019	Apr.2029	USD	2,000,000	1,553,584	(3)
Notes due 2039	2.875	Apr.2019	Apr.2039		€1,000,000	952,570
Notes due 2029	4.5	Jul.2019	Apr.2029	USD	1,455,664	1,130,748	(3)
Notes due 2050	4.5	Jul.2019	Jan.2050	USD	2,103,527	1,407,521
Notes due 2026	1.05	Jul.2019	Jul.2026		¥27,300,000	27,300,000
Notes due 2029	1.3	Jul.2019	Jul.2029		¥31,000,000	31,000,000
Notes due 2039	2.875	Jan.2020	Apr.2039		€500,000	476,285
Notes due 2050	4.5	Jan.2020	Jan.2050	USD	800,000	535,299
Notes due 2030	3.25	Jan.2020	Apr.2030	USD	3,069,068	2,010,492	(3)
Notes due 2030	1.125	Jan.2020	Jan.2030		€1,250,000	1,250,000	(3)
Notes due 2032	4.75	Apr.2020	Apr.2032	USD	2,500,000	2,432,997	(3)
Notes due 2051	5.0	Apr.2020	Apr.2051	USD	2,500,000	2,481,041
Notes due 2027	1.35	Sep.2020	Sep.2027		€750,000	750,000	(3)
Notes due 2031	2.659	Nov.2020	May.2031	USD	3,396,062	2,997,358	(3)
Notes due 2061	3.771	Nov.2020	May.2061	USD	3,208,201	3,032,134
Notes due 2033	1.45	Jan.2021	Oct.2033		€1,514,779	1,514,779	(3)
Notes due 2051	2.125	Jan.2021	Oct.2051		€1,184,165	1,184,165
Notes due 2071	3.75	Jan.2021	Apr.2071	USD	3,000,000	3,000,000
Notes due 2041	4.28	Apr.2021	Aug.2041	USD	3,256,899	2,476,795	(3)

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands)
Notes due 2036	2.25	Jul.2021	Aug.2036		€1,250,000	1,250,000
Notes due 2034	3.5	Feb.2022	Feb.2034	USD	2,868,146	2,868,146	(3)
Notes due 2052	4.4	Feb.2022	Feb.2052	USD	2,931,198	2,209,383
Notes due 2030	2.375	Feb.2022	Feb.2030		€800,000	800,000	(3)
Notes due 2033	4.875	Aug.2022	May.2033	USD	2,203,576	2,203,576	(3)
Notes due 2027	1.25	Sep.2022	Sep.2027		¥23,800,000	23,800,000
Notes due 2032	1.83	Sep.2022	Sep.2032		¥14,900,000	14,900,000
Notes due 2037	2.28	Sep.2022	Sep.2037		¥4,000,000	4,000,000
Notes due 2042	2.52	Sep.2022	Sep.2042		¥3,200,000	3,200,000
Notes due 2028	5.4	Jan.2023	Feb.2028	USD	1,250,000	1,167,610	(3)
Notes due 2035	6.35	Jan.2023	Feb.2035	USD	2,750,000	2,750,000	(3)
Notes due 2053	6.338	Apr.2023	May.2053	USD	2,941,388	2,941,388
Notes due 2036	6.0	Jan.2024	May.2036	USD	4,000,000	4,000,000
Notes due 2054	6.4	Jan.2024	May.2054	USD	2,500,000	2,500,000
Notes due 2029	5.0	Jan.2024	May.2029	USD	1,000,000	779,788	(3)
Notes due 2032	4.4899	Jan.2024	May.2032		€2,000,000	2,000,000
Notes due 2027	1.43	Aug.2024	Aug.2027		¥97,100,000	97,100,000
Notes due 2029	1.72	Aug.2024	Aug.2029		¥32,200,000	32,200,000
Notes due 2031	1.88	Aug.2024	Aug.2031		¥10,000,000	10,000,000
Notes due 2034	2.27	Aug.2024	Aug.2034		¥8,300,000	8,300,000
Notes due 2044	2.93	Aug.2024	Aug.2044		¥4,600,000	4,600,000
Notes due 2030	6.000	Jan.2025	May.2030	USD	2,000,000	1,705,844	(3)
Notes due 2037	6.875	Jan.2025	May.2037	USD	4,000,000	4,000,000	(3)
Notes due 2055	7.375	Jan.2025	May.2055	USD	2,500,000	2,500,000
Notes due 2033	4.625	Feb.2025	May.2033		€1,400,000	1,400,000
Notes due 2037	5.125	Feb.2025	May.2037		€1,000,000	1,000,000
Notes due 2032	5.850	Jul.2025	Jul.2032	USD	3,949,715	3,949,715
Notes due 2038	6.625	Jul.2025	Jan.2038	USD	2,850,768	2,850,768	(3)
Notes due 2031	4.750	Sep.2025	Mar.2031	USD	1,500,000	1,500,000
Notes due 2033	5.375	Sep.2025	Mar.2033	USD	4,000,000	4,000,000
Notes due 2035	5.625	Sep.2025	Sep.2035	USD	2,500,000	2,500,000
Notes due 2029	3.500	Sep.2025	Sep.2029		€2,250,000	2,250,000
Notes due 2034	4.500	Sep.2025	Mar.2034		€1,500,000	1,500,000
Notes due 2038	5.125	Sep.2025	Mar.2038		€1,250,000	1,250,000

Loans from Multilateral Organizations

at December 31, 2025

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Principal Amount Outstanding(2)	Remarks
					(in thousands of U.S. dollars)
Loans from the International Bank for Reconstruction and Development (“World Bank”), the Inter-American Development Bank and Development Bank of Latin America (CAF)	Variable, ranging from 5.245 to 0.25; some variable	Various	Various	C$, SDR, USD, €	$24,714,431	(4	)(5)

Loans from Bilateral Organizations

at December 31, 2025

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)		Original Principal Amount	Principal Amount Outstanding	Remarks
						(in thousands of dollars)
Others	Various	Dec. 1995	Various	USD,	€	$3,878,382	$2,828,412
Total Funded External Debt							$152,009,294	(5)

(1)	The currencies are defined as: C$, Canadian dollar; LRA, Italian lira; STG, Pound sterling; SDR, Special Drawing Rights; USD, United States dollar; ¥, Japanese yen; CHF, Swiss Franc; and €, Euros.
(2)	Includes revaluation because of changes in parity of foreign currencies.
(3)	Semi-annual, quarterly or monthly amortization calculated to retire loans or securities by maturity.
(4)

Sociedad Hipotecaria Federal, acting in its capacity as financing agent for the Federal Government, is the direct obligor in respect of U.S. $2,930 of these loans. The Federal Government is the direct borrower of the remainder of these loans (U.S. $24,711,501). The outstanding amount of the portion of these loans as to which the Federal Government is not the direct obligor is not included in the total of this Table III, but rather is included in Table V below.

(5)	The total is expressed in U.S. dollars. The amounts above in the table are expressed in the currency of denomination and consequently do not sum to this total.

B. DEBT OF BUDGET CONTROLLED AGENCIES AND OTHER PUBLIC SECTOR EXTERNAL DEBT

Table IV. External Debt of Budget Controlled Agencies at December 31, 2025

(payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of U.S. dollars)
CFE	$8,839.4	$0.0
PEMEX	$71,790.3	$0.0

Total External Debt of State-Owned Public Companies	$80,629.7	$0.0

Table V. Other Public Sector External Debt at December 31, 2025(1)

(payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of U.S. dollars)
Financial Sector	$4,324.5	$3,355.4
NAFIN	$838.6	$1,380.4
Banobras	$668.5	$0.0
Bancomext	$1,985.2	$1,975
SHF	$832.2	$0.0

(1)

This table includes the debt of national development banks and certain commercial banks that is guaranteed by Mexico, as well as other public sector debt registered with the Dirección de Deuda Pública (Management Office of Public Debt). It does not include the debt of entities whose finances are not included in the Government’s budget. In addition, private sector debt guaranteed by the Government or other public sector entities is not considered external public sector debt unless and until the Government is called upon to make a payment under the guaranties.

E-5